                                                                   EXHIBIT 10.25


                             TRUST AGREEMENT NO. 1

                                      FOR

                            AIRTOUCH COMMUNICATIONS

                  SUPPLEMENTAL EXECUTIVE PENSION PLAN BENEFITS

                   (FIRST AMENDMENT AND RESTATEMENT EFFECTIVE
                            AS OF OCTOBER 31, 1994)

                               TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
Section 1.   Establishment of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Section 2.   Payments to Plan Participants and Their Beneficiaries . . . . . . . . . . . . .    4

Section 3.   Trustee Responsibility Regarding Payments to Trust Beneficiaries When a
             Company is Insolvent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

Section 4.   Payments to the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

Section 5.   Investment Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

Section 6.   Disposition of Income.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

Section 7.   Accounting by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

Section 8.   Responsibilities and Authorities of the Trustee and Investment Manager  . . . .   11

Section 9.   Compensation and Expenses of Trustee  . . . . . . . . . . . . . . . . . . . . .   14

Section 10.  Resignation or Removal of the Trustee . . . . . . . . . . . . . . . . . . . . .   14

Section 11.  Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

Section 12.  Amendment or Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

Section 13.  Miscellaneous.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

Section 14.  Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                             TRUST AGREEMENT NO. 1
                                      FOR
                            AIRTOUCH COMMUNICATIONS
                  SUPPLEMENTAL EXECUTIVE PENSION PLAN BENEFITS

                   (FIRST AMENDMENT AND RESTATEMENT EFFECTIVE
                            AS OF OCTOBER 31, 1994)


         This Trust Agreement is made this thirty-first day of October, 1994, by and between AirTouch Communications, a California Corporation ("ATC"), and Wells Fargo Bank, N.A (the "Trustee").

         Any affiliate of ATC which participates in the executive compensation plans subject to this Trust Agreement may become a party to this Trust Agreement by indicating its acceptance, in writing, to ATC and the Trustee.
The term "Company" as used in this Trust Agreement shall include ATC and any affiliate of ATC which participates in this Trust Agreement unless the context requires otherwise. In the event of a merger, consolidation or liquidation of a Company into or with any other corporation, or the sale or other transfer of all or substantially all of a Company's operating assets, the resulting successor or purchaser corporation shall automatically be substituted for such Company under this Trust Agreement if such successor or purchaser corporation is an affiliate of ATC, participates in any of the executive compensation plans related to this Trust Agreement and indicates its agreement to participate in this Trust Agreement in writing to ATC and the Trustee. A successor or purchaser corporation that is not affiliated with ATC or does not choose to participate in this Trust Agreement shall be known as a "Former Company." "Former Company" also means a Company which is designated by ATC as a Former Company for purposes of withdrawal by such Company from the Trust and disposition of the percentage interest of such Company from the Trust.

         WHEREAS, ATC has adopted the executive benefit plans listed in Appendix A (the "Plans"); and

         WHEREAS, ATC wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


SECTION 1.       ESTABLISHMENT OF TRUST.

         (a) The Company hereby deposits with the Trustee in trust one thousand dollars ($1000.00), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b)     The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against their Company. Any assets held by the Trust will be subject to the claims of that Company's general creditors under federal and state law in the event of that Company's Insolvency, as defined in Section 3(a) herein.

         (e) Upon a Change of Control, each Company shall, as soon as possible, but in no event longer than 60 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled from such Company pursuant to the terms of the Plans as of the date on which the Change of Control occurred.

         (f) For purposes of this Trust Agreement, each Company shall be deemed to have a "percentage interest" in the Trust assets. The percentage interest shall be equal to a fraction, the numerator of which shall equal that Company's contributions and income thereon, less payments and expenses of the Trust charged to that Company, and the denominator of which shall be the total amount of Trust assets. The Trustee's determination with respect to the percentage interest of each Company shall be conclusive and binding upon each Company. The money or other property attributable to the percentage interest of any Company shall not be available to satisfy the claims of any other Company's creditors or the Plan participants of any other Company or their beneficiaries, unless such Company consents to the use of the money or other property attributable to its percentage interest in the Trust to pay the claims of the Plan participants of another Company and their beneficiaries.

         (g) Not later than 90 days following the end of each Plan year, each Company shall be required to make an irrevocable contribution to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits to which the Plan participant or beneficiary would be entitled from such Company pursuant to the terms of the Plan as of the close of such Plan year. If a Company fails to make such contribution for a Plan year, the principal and income of the Trust shall in no event be used to pay any benefits to which Plan participants or beneficiaries become entitled from such Company pursuant to the terms of the Plans after the close of such Plan year until such contribution has been made.

         (h) For purposes of Section 1(e) and Section 1(g), the amount of the benefit to which a participant or beneficiary would be entitled as of the specified date shall be determined by applying the terms of the applicable Plan as if the participant's employment with the Company had terminated on such date.

SECTION 2.       PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) ATC shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under
the Plans) and the time of commencement for payment of such amounts.   Except
as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         (b) Except in the event of a Change of Control and for the 3-year period following such Change of Control, the Trustee may rely upon, and shall be under no duty to verify, the formula and other instructions contained in the Payment Schedule delivered to the Trustee by ATC in accordance with Section 2(a), and may determine that any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans have been reported, withheld and paid by the Company by receipt of a certification to that effect from the Company.

         (c) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by ATC or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

         (d) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

         (e) In the event the Company makes payment of benefits as permitted in Section 2(d), the Company shall provide the Trustee with a schedule of all benefits, and taxes attributable thereto, that have been paid by the Company within 15 days after the end of the quarter in which such payments have been made.


SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARIES WHEN A COMPANY IS INSOLVENT.

         (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if their Company is Insolvent. A Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                 (1)      The Board of Directors and the Chief Executive
         Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee
         shall   discontinue payment of benefits to the Plan participants or their beneficiaries.

                 (2) Unless the Trustee has actual knowledge of a Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                 (3) If at any time the Trustee has determined that a Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

                 (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by any Company in lieu of the payments provided for hereunder during any such period of discontinuance.


SECTION 4.       PAYMENTS TO THE COMPANY.

         Except as provided in Sections 3 and 12 hereof, no Company shall have the right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.


SECTION 5.       INVESTMENT AUTHORITY.

         (a) ATC may appoint an individual or organization to invest and reinvest assets of the Trust (an "Investment Manager"). ATC shall notify the Trustee of the appointment of any Investment Manager and identify the Trust assets allocated to such Investment Manager for purposes of investment and reinvestment. The terms and conditions of appointment, authority and retention shall be the sole responsibility of ATC. ATC shall cause each Investment Manager to furnish the Trustee with the names and signatures of those persons authorized to direct the Trustee on its behalf.
The Trustee shall have the right to assume, in the absence of written notice to the contrary, that no event constituting a change in the authority of any such person has occurred. ATC may also direct the Trustee to divide the assets of the Trust into separate parts for investment purposes and shall have the power, from time to time, to modify or terminate any existing investment arrangement as it shall deem appropriate.

         (b) The Trust shall be invested and reinvested without distinction between income and principal. ATC may allocate and reallocate investment responsibility with respect to any assets of the Trust among ATC, any Investment Manager and the Trustee. Any such allocations shall be made by ATC in a written instrument delivered to the Trustee and, if appropriate, the affected Investment Manager, and shall continue in force and effect until revoked by ATC in a writing delivered to the Trustee. Any Investment Manager acting hereunder shall have sole authority and responsibility for the management, investment and reinvestment of the Trust assets allocated to such Investment Manager. The portion of the Trust over which ATC or an Investment Manager shall have investment responsibility is hereinafter referred to as a "Directed Fund." The Trustee shall be under no duty or obligation to review or to question any direction of ATC or an Investment Manager, or to review securities or any other property held in any Directed Fund with respect to prudence or proper diversification or compliance with any limitation on the Investment Manager's authority under the terms of any agreement entered into between ATC and the Investment Manager or imposed by applicable law, or to make any suggestions or recommendations to ATC or an Investment Manager with respect to the retention or investment of any assets of any Directed Fund, and shall have no authority to take any action or to refrain from taking any action with respect to any asset of a Directed Fund unless and until it is directed to do so by ATC or an Investment Manager.

         (c) The assets of this Trust may be invested and reinvested in such personal property investments and insurance and annuity contracts as the individual or organization having investment responsibility, in its sole discretion, may deem appropriate and consistent with the investment directions communicated by ATC, including without limiting the generality of the foregoing: common and preferred stocks; trusts and participation certificates; bonds; debentures; covered call options; notes secured by personal property; obligations of governmental bodies, both domestic and foreign; notes, commercial paper and other evidences of indebtedness, secured or unsecured, including variable amount notes; convertible securities of all types and kinds; mutual fund shares; interest-bearing savings or deposit accounts with any federally-insured bank (including the Trustee) or savings and loan association; contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; all forms of options in any combination; investments commonly known as "synthetic securities" or "derivative securities" (including, without limitation, investments referred to as asset swaps, collateralized asset swaps, equity swaps, fixed income swaps, "pure" and "participating" synthetic securities, and similar arrangements as may now exist or may be developed in the future); and any other personal property permitted
as investments under applicable law.   The Trustee shall not be responsible
under this Agreement, or otherwise, in any way for the form, terms, payment provisions or issuer of any insurance contract which it is directed to purchase and/or hold as contractholder, or for performing any functions under any such insurance contract (other than the execution of documents incidental thereto and the transfer or receipt of funds thereunder), on the directions of an Investment Manager or, except in the event of a Change of Control and for the 3-year period following such Change of Control, on the directions of ATC.

         (d) The assets of this Trust may be invested and reinvested in such forms of collective investments as may be consistent with the investment policies developed and communicated by ATC to the Trustee or the appropriate Investment Manager. To the extent that the Trust is invested in a common or collective trust, the terms of the agreement or declaration of trust establishing such common or collective trust fund shall become a part of this Trust as if set forth in full herein, to the extent of the allocable share of the Trust therein.

         (e) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by ATC.

         (f) The Trustee may acquire securities issued by ATC directly from ATC or from any third party, in such manner and upon such terms as the Trustee deems appropriate and advisable in the Trustee's sole discretion. There shall be no limitation on the amount or percentage of Trust assets that may be held in the form of ATC securities. To the extent the Trustee is directed by ATC or an Investment Manager to invest in ATC securities, the Trustee shall have no duty or obligation to sell any portion of the assets of the Trust invested in ATC securities for the purpose of establishing a mixed, balanced or diversified portfolio of investments and the Trustee shall not be liable for any loss attributable to the investment of Trust assets in ATC securities.

         (g) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to ATC securities will be exercised by ATC.

         (h) To the extent any assets of the Trust are held in a Directed Fund, the Trustee shall exercise the rights associated with such assets only as directed by ATC or an Investment Manager, as the case may be. Notwithstanding the preceding sentence of this Section 5(h) and the provisions of Section 5(g), in the event of a Change of Control and for the 3-year period following such Change of Control, the Trustee shall exercise voting rights with respect to ATC securities.

         (i) ATC shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by ATC in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (j) Except in the event of a Change of Control and for the 3-year period following such Change of Control, the Trustee shall be under no duty or obligation to review or to question any direction of any Company pursuant to
Section 5(i), or to review securities so substituted or any other property so held with respect to prudence or proper diversification, or to make any suggestions or recommendations to such Company with respect to the retention or investment of any such substituted assets and shall have no authority to take any action with respect to such substituted assets unless and until it is directed to do so by ATC.

         (k) The Trustee shall have the following discretionary powers and authority in the investment of the Trust with respect to the assets of the Trust under its management and control and, with respect to a Directed Fund, ATC or the Investment Manager, as the case may be, shall exercise such powers and authority:

                 (1) to purchase, sell, exchange, convey, transfer or otherwise acquire or dispose of any property, by private contract or at public auction; and

                 (2) to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to securities or other property held in the Trust; and

                 (3) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.


SECTION 6.       DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


SECTION 7.  ACCOUNTING BY TRUSTEE.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such records as shall be necessary to determine each Company's percentage interest in the Trust and such other specific records as shall be agreed upon in writing between ATC and the Trustee. The Trustee shall submit to ATC and each Company such interim valuations, reports or other information as ATC and the Trustee shall mutually agree. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to ATC a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. ATC shall review each such accounting provided by the Trustee and within a reasonable period shall advise the Trustee in writing of any corrections or specific objections to any transaction reported; provided, however, that nothing in the preceding clause shall prevent ATC from advising the Trustee of any corrections later discovered to be necessary for accurate Trust records and accounting.


SECTION 8.       RESPONSIBILITIES AND AUTHORITIES OF THE TRUSTEE AND INVESTMENT
                 MANAGER.

         (a)     The Trustee and each Investment Manager appointed pursuant to
Section 5 shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a written direction, request or approval given by the Company or an Investment Manager which is contemplated by, and in conformity with, the terms of this Trust Agreement or anything omitted to be done in the absence of such direction, request or approval with respect to a Directed Fund, except that any liability of the Trustee for fraud, gross negligence or willful misconduct shall continue. In the event of a dispute between a Company and any party, including any other Company respecting assets in the Trust, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) In the absence of fraud, gross negligence or misconduct on the part of the Trustee, ATC hereby agrees to indemnify the Trustee for, and hold it harmless against, any and all liabilities, losses, claims, damages, actions, costs and expenses (including reasonable counsel fees) which may be incurred by or assessed against it as a direct or indirect result of anything done in good faith, or alleged to have been done, by or on behalf of the Trustee, in reliance upon the written directions of ATC, a Company or an Investment Manager appointed by ATC, or anything omitted to be done in good faith, or alleged to have been omitted, in the absence of such directions.

         (c) If the Trustee undertakes or defends any litigation arising in connection with this Trust, ATC agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

If ATC does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may charge such expenses against the Trust.

         (d) If at any time the Trustee determines (as a result of notice from the participants or beneficiaries or otherwise) that the Trust assets and earnings thereon are insufficient to make benefit payments to participants or beneficiaries that have become due, and if the Trustee has no reasonable expectation that the Trustee will be able within 30 days to cause all past due Plan benefits to be paid from Trust assets, and no reasonable expectation that the Company responsible for such past due benefits will within 30 days cause all past due Plan benefit payments to be made, and no reasonable expectation that all past due Plan benefit payments will within 30 days be paid by a combination of Company payments and payments from Trust assets, the Trustee shall bring an action or proceeding in a court of competent jurisdiction against the Company responsible for such past due benefit payments under the Plan to compel such responsible Company to make contributions to the Trust as necessary to enable the Trustee to pay all past due Plan benefits and to make Plan benefit payments as they become due. The Trustee shall determine whether benefit payments are past due with reference to the provisions for payment set forth in Section 2 hereof. The Trustee shall also be authorized to apply to a court of competent jurisdiction for direction at any time it determines (as a result of notice from the participants or beneficiaries or otherwise) that it has insufficient information to determine the amounts of benefit payments that would be consistent with the provisions of the Plans. The Company hereby agrees to pay all attorneys' fees and expenses incurred by the Trustee in bringing such a cause of action regardless of its outcome. If the Company does not pay such attorney's fees and expenses in a reasonably timely manner, the Trustee may charge such payment against the Trust.

         (e) The Trustee may consult with legal counsel (who may also be counsel for any Company generally) with respect to any of its duties or obligations hereunder.

         (f) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. If the Company does not pay the fees of such professionals in a reasonably timely manner, the Trustee may charge such payment against the Trust.

         (g) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (h) However, notwithstanding the provisions of Section 8(g) above, the Trustee shall be obligated to follow the written directions of ATC with respect to (1) the payment of premiums for life insurance policies held as an asset of the Trust, (2) the borrowing of part or all of the cash value, or increase in cash value, of any life insurance policy held as an asset of the Trust, and (3) except in the event of a Change of Control and for the 3-year period following such Change of Control, the lending to the Company of the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (i) The Trustee may register any securities held in the Trust in its own name or in the name of a nominee and hold any securities in bearer form, and combine certificates representing such securities with securities of the same issue held by the Trustee in other fiduciary or representative capacities or as agents for customers, or deposit or arrange for the deposit of such securities in any qualified central depository even though when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by other depositors, or deposit or arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a Federal Reserve Bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

         (j) With the consent of ATC, the Trustee may compromise, compound, submit to arbitration or settle any debt or obligation owing to or from or otherwise adjust all claims in favor of or against the Trust. In the event of a Change of Control and for the 3-year period following such Change of Control, the Trustee may exercise the powers set forth in this Section 8(j) with or without the consent of ATC.

         (k) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the

Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


SECTION 9.       COMPENSATION AND EXPENSES OF TRUSTEE.

         The Trustee shall be entitled to reasonable compensation for its services and shall be reimbursed for all reasonable expenses incurred by it in performing its duties hereunder including, but not limited to, legal and accounting expenses. Such compensation shall be set forth in a separate schedule. Such schedule may be modified from time to time as agreed by ATC, or its successor, and the Trustee. All such compensation and expenses shall be paid by the Company; provided, however, that such compensation and expenses shall constitute a charge upon the Trust, and may be withdrawn by the Trustee from the Trust upon prior written notice to the Company if not otherwise paid by the Company within 60 days of such prior written notice. Upon written direction to the Trustee from a Company, any costs or expenses that are chargeable to the Trust but which for administrative convenience and efficiency are paid or incurred by a Company shall be fully reimbursed by the Trust to that Company upon presentation to the Trustee of a copy of the invoice of the service provider and a certification by the Company that the invoice has been paid, or, if services are provided by a Company, upon presentation to the Trustee of an accounting of such costs and expenses incurred with respect to such services, including any costs and expenses incurred by a Company in connection with administrative activities for the Plans. In all cases the Trustee shall be entitled to rely on the Company's statements and directions concerning the payment of any such expenses and shall be fully protected in making such payments pursuant to the directions of the Company.


SECTION 10.      RESIGNATION OR REMOVAL OF THE TRUSTEE.

         (a) The Trustee may resign at any time by written notice to ATC, which shall be effective 60 days after receipt of such notice unless ATC and the Trustee agree otherwise.

         (b) The Trustee may be removed by ATC, or its successor, on 60 days notice or upon shorter notice accepted by the Trustee.

         (c) Upon a Change of Control, as defined herein, the Trustee may not be removed by ATC for 3 years.

         (d) If the Trustee resigns within 3 years after a Change of Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee's resignation.

         (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of the notice of resignation, removal or transfer, unless ATC extends the time limit.

         (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


SECTION 11.      APPOINTMENT OF SUCCESSOR.

         (a)     If the Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, ATC, or its successor may appoint a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor Trustee to replace Trustee upon resignation or removal. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by ATC or the successor Trustee to evidence the transfer.

         (b) If the Trustee resigns pursuant to the provisions of Section 10(d) hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c)     Upon the appointment of any successor Trustee pursuant to this
Section 11 and acceptance of the appointment by such successor Trustee, the Trustee shall have no responsibility to the Trust for the acts of such successor Trustee. In addition, the Trustee shall have no responsibility for assets of the Trust or for acts taken with respect to assets of the Trust following their transfer to such successor Trustee.


SECTION 12.      AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and ATC, or its successor. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

         (c) Notwithstanding any other provision of this Trust, upon written approval of two-thirds (2/3) of the Participants entitled to payment of benefits pursuant to the terms of the Plans, ATC may terminate this Trust prior to the time all benefit payments under the Plans have been made.

         (d)     Upon termination of the Trust pursuant to Section 12(b) or
Section 12(c), at the direction of ATC all assets in the Trust at termination shall be returned to the Companies in proportion to their respective percentage interests.

         (e) Notwithstanding any other provision of this Trust, in the event that a Company becomes a Former Company, the Trustee shall follow the written directions of ATC with respect to the disposition of such Former Company's percentage interest in the Trust.

         (f)     Sections 1(e), 1(f), 5(h), 8(d), 8(h), 10(c), 10(d) and 12 of
this Trust Agreement may not be amended by ATC, or its successor, for 3 years following a Change of Control, as defined herein.


SECTION 13.      MISCELLANEOUS.

         (a) Any provisions of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (d) For purposes of this Trust Agreement, "Change of Control" shall mean the occurrence of any of the following events:

                 (1)  Both:

                          (A) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of ATC representing at least 20 percent of the total voting power represented by ATC's then outstanding voting securities; and

                          (B) The beneficial ownership by such person of securities representing such percentage has not been approved by a majority of the "continuing directors" (as defined below); or

                 (2) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of ATC representing at least 50 percent of the total voting power represented by ATC's then outstanding voting securities; or

                 (3) A change in the composition of ATC's Board of Directors occurs, as a result of which fewer than two-thirds of the incumbent directors are directors (the "continuing directors") who either:

                          (A) Had been directors of ATC on the "look-back date" (as defined below) (the "original directors"); or

                          (B) Were elected, or nominated for election, to such Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

                 (4) The shareholders of ATC approve a merger or consolidation of ATC with any other corporation, if such merger or consolidation would result in the voting securities of ATC outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50 percent or less of the total voting power represented by the voting securities of ATC or such surviving entity outstanding immediately after such merger or consolidation; or

                 (5) The shareholders of ATC approve (A) a plan of complete liquidation of ATC or (B) an agreement for the sale or disposition by ATC of all or substantially all of ATC's assets.

         For purposes of Paragraphs (1) and (2) above, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of ATC or of a parent or subsidiary of ATC, (B) a corporation owned directly or indirectly by the shareholders of ATC in substantially the same proportions as their ownership of the common stock of ATC and (C) Pacific Telesis Group.

         For purposes of Paragraph (3) above, the term "look-back date" shall mean the later of (A) April 1, 1994, or (B) the date 24 months prior to the date of the event that may constitute a Change of Control.

         Any other provision of this Subsection (d) notwithstanding, the term "Change of Control" shall not include either of the following events, if undertaken at the election of ATC:

                   (A) A transaction, the sole purpose of which is to change the state of ATC's incorporation; or

                   (B) A transaction, the result of which is to sell all or substantially all of the assets of ATC to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the shareholders of ATC immediately following such transaction in substantially the same proportions as their ownership of ATC's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Trust Agreement.


SECTION 14.        EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be October 31, 1994.

         ATC and the Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers on the dates set forth below:


                                          AIRTOUCH COMMUNICATIONS



Dated:                                    By: /S/ Mohan S. Gyani
       --------------                         ----------------------------
                                          As Its: Vice President Finance &
                                                  Treasurer
                                                  ------------------------

                                          WELLS FARGO BANK, N.A.



Dated: November 14, 1994                  By: /S/ Judith Dunn
       -----------------                      ----------------------------
                                          As Its: Assistant Vice President
                                                  ------------------------

                                   APPENDIX A

                            EXECUTIVE BENEFIT PLANS


          AirTouch Communications Supplemental Executive Pension Plan